PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No.	Call / Coll	Account	Officer	Initials

$750,000.00	12-29-2011	12-31-2012	74902426	3010		118

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	iSECUREtrac Corp., Martin J. Halbur, Roger J. Kanne and Dennis L. Anderson 5078 South 111th Street Omaha, NE 68137	Lender:	Access Bank 210 North 78th Street Omaha, NE 68114 (402) 763-6000

Principal Amount: $750,000.00	Date of Note: December 29, 2011

PROMISE TO PAY.  ISECURETRAC CORP., MARTIN J. HALBUR, ROGER J. KANNE and DENNIS L. ANDERSON (“Borrower”) jointly and severally promise to pay to Access Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Seven Hundred Fifty Thousand & 00/100 Dollars ($750,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance.  Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT.  Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on December 31, 2012.  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning January 1, 2012, with all subsequent interest payments to be due on the same day of each month after that.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.  The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Prime Rate on corporate loans posted by at least 70% of the nation’s largest banks (the “Index”).  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower’s request.  The interest rate change will not occur more often than each day.  Borrower understands that Lender may make loans based on other rates as well.  Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 2.500 percentage points over the Index.  NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD.  Interest on this Note is computed on a 365/360 basis, that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  All interest payable under this Note is computed using this method.

PREPAYMENT; MINIMUM INTEREST CHARGE.  Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law.  In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $10.00.  Other than Borrower’s obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest.  Rather, early payments will reduce the principal balance due.  Borrower agrees not to send Lender payments marked “paid in full,” “without recourse” or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Access Bank, Post Office Box 24208, Omaha, Nebraska 68124-0208.

LATE CHARGE.  If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment, or $25.00, whichever is greater.

INTEREST AFTER DEFAULT.  Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 15.000% per annum based on a year of 360 days.  However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default.  Borrower fails to make any payment when due under this Note.

Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties.  Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good-faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender moneys or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Adverse Change.  Lender in good faith determines that a material adverse change has occurred in Borrower’s financial condition, that Lender is adversely affected by a change in control of iSecuretrac Corp. or that the prospect of payment or performance of this Note is impaired.

Insecurity.  Lender in good faith believes itself insecure.

Cure Provisions.  If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding one month, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within 30 days; or (2) if the cure requires more than 30 days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EVENTS AFFECTING BORROWER.  Should any of the events named in the preceding “Default” section occur with respect to any Borrower of the indebtedness, or an individual Borrower dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any note or Indebtedness, this will be considered as an “Event of Default” under this Note.

LENDER’S RIGHTS.  Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) and appeals.  If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Nebraska without regard to its conflicts-of-law provisions.  This Note has been accepted by Lender in the State of Nebraska.

CHOICE OF VENUE.  If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Douglas County, State of Nebraska.

DISHONORED ITEM FEE.  Borrower will pay a fee to Lender of $50.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all of Borrower’s accounts with Lender (whether checking, savings or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or set off all sums owing on the indebtedness against any and all such accounts and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL.  Borrower acknowledges this Note is secured by the following collateral described in the security instrument listed herein: inventory, chattel paper, accounts, equipment, general intangibles and fixtures described in a Commercial Security Agreement dated December 29, 2011.

LINE OF CREDIT.  This Note evidences a revolving line of credit.  Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph.  Lender may, but need not, require that all oral requests be confirmed in writing.  All communications, instructions or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above.  The following person or persons are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of such authority: LINCOLN ZEHR, CFO of ISECURETRAC CORP.  Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower’s accounts with Lender.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer printouts.  Lender will have no obligation to advance funds under this Note if (i) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (ii) Borrower or any guarantor ceases doing business or is insolvent; (iii) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (iv) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (v) Lender in good faith believes itself insecure.

SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including, without limitation, any nonjudicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

ISECURETRAC CORP.

By	/s/ Lincoln Zehr
Lincoln Zehr, CFO of iSECUREtrac Corp.

/s/ Martin J. Halbur
Martin J. Halbur, Individually

/s/ Roger J. Kanne
Roger J. Kanne, Individually

/s/ Dennis L. Anderson
Dennis L. Anderson, Individually

LENDER:

ACCESS BANK

By	/s/ Jerry L. Jares
Jerry L. Jares, Vice President